Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 21, 2021, with respect to the consolidated financial statements of 23andMe Holding Co. included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Santa Clara, CA

July 8, 2021